SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 23, 2005

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

On November 19, 2002, Gary Haegele (the "Plaintiff") commenced a stockholder's derivative suit on behalf of Level 3 Communications, Inc. (the "Company") in the District Court of Colorado for the City and County of Broomfield entitled Haegele v. Scott, et al., (Index No. 02-CV-0196) (the "Complaint"). The action was brought against the Company as a nominal defendant and against the directors of the Company, certain former directors of the Company and Peter Kiewit Sons', Inc. ("PKS," and together with the Company and the individual defendants, the "Defendants"). The Complaint alleged that the director defendants, aided and abetted by PKS, breached their fiduciary duties to the Company in connection with several transactions between the Company and PKS including contracts under which PKS constructed the Company's fiber optic cable network and manages the Company's mine properties. The Complaint also alleged that in building the fiber optic cable network, the defendants caused the Company to violate the property rights of landowners, thereby subjecting the Company to substantial potential liability. In addition, the Complaint alleged that Company assets were transferred to its officers and directors in the form of personal loans, excessive salaries and the payment of personal expenses. The action sought both equitable and legal relief, including restitution, compensatory and punitive damages of an unspecified amount, imposition of a constructive trust, disgorgement and injunctive relief. The Defendants filed a motion to dismiss, which was denied by the Court in early October 2003. Subsequently, the Board of Directors of the Company appointed a Special Litigation Committee comprised of an independent director with the exclusive power to conduct or cause to be conducted an impartial and independent investigation of all matters alleged by the Plaintiff and to determine whether the litigation should be maintained, terminated, or otherwise disposed, in accordance with its findings as to whether the litigation is in the best interests of the Company and its stockholders. On August 2, 2004, the Special Litigation Committee delivered its report in which it concluded that it was not in the best interests of either the Company or its stockholders to pursue any of the claims the plaintiff asserted in the Complaint. The Company filed a motion to dismiss the Complaint based on the recommendation of the Special Litigation Committee. On May 2, 2005, the Company filed a further motion to dismiss for lack of subject matter jurisdiction and seeking the award of sanctions.

In July 2005, the parties began to discuss the dismissal of the lawsuit in full with each side to the litigation to bear their own costs and expenses, including attorney's fees. No compensation in any form has or will pass directly or indirectly from the Company or any of the Defendants to the Plaintiff or Plaintiff's attorneys. On August 23, 2005, the Court entered an order dismissing the Complaint and thereby confirming the parties agreement that the Plaintiff dismisses his individual claims against the Defendants, with prejudice and that the Plaintiff dismisses the remainder of the Complaint against the Defendants without prejudice. The Company received notice of the entry of this order of dismissal on August 29, 2005. A copy of the Court's order is filed as part of
Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01.  Financial Statements and Exhibits

(a)      Financial Statements of business acquired

                  None

(b)      Pro forma financial information

                  None

(c)      Exhibits

99.1 Stiuplation of Settlement




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           Level 3 Communications, Inc.



August 29, 2005                             By:    /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Senior Vice President


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